UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 9, 2018

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2018, Ballantyne Strong, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Fundamental Global Investors, LLC, pursuant to which the Company sold 1,147,087 shares of common stock of BK Technologies, Inc. to funds managed by, and other affiliates of, Fundamental Global Investors, LLC, at a price of $3.95 per share, which represented the immediately preceding closing price on the NYSE American stock exchange. The gross proceeds to the Company were approximately $4,530,994. Kyle Cerminara, the Company’s Chairman and Chief Executive Officer, is the Chief Executive Officer, Co-Founder and Partner of Fundamental Global Investors, LLC, and Lewis Johnson, a director of the Company, is the President, Co-Founder and Partner of Fundamental Global Investors, LLC. The transaction was approved by the Audit Committee of the Company, comprised of only independent directors.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of September 9, 2018, by and between Ballantyne Strong, Inc. and Fundamental Global Investors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: September 12, 2018	By:	/s/ Lance V. Schulz
Lance V. Schulz
Chief Financial Officer